                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MARGO NURSERY FARMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To be held on Friday, July 14, 1995


Notice is hereby given that the Annual Meeting of Stockholders of MARGO NURSERY FARMS, INC., a Florida corporation (the "Company"), will be held at the Hyatt Dorado Beach Hotel, Route 639, Dorado, Puerto Rico on Friday, July 14, 1995, at 10:00 a.m. (local time), to consider and vote upon the following proposals:

         (1)     To elect five directors;

         (2) To ratify the appointment of Kaufman, Rossin & Company as auditors of the Company; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 13, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

In order to assure that your vote will be counted, please complete, date, sign and promptly return the accompanying proxy card in the enclosed, postage paid envelope.


By Order of the Board of Directors




Margaret D. Spector,
Secretary


Vega Alta, Puerto Rico
June 16, 1995

                           MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                 KILOMETER 5.8
                         VEGA ALTA, PUERTO RICO  00762


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held on July 14, 1995



         This Proxy Statement is being furnished to the holders of the Common Stock, $.001 par value (the "Common Stock") of MARGO NURSERY FARMS, INC., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about June 19, 1995.

         Pursuant to the by-laws of the Company, the Board of Directors has ordered the Annual Meeting for 1995 to be held on Friday, July 14, 1995, and has fixed the close of business on June 13, 1995, as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and "broker non-votes" are not. A "broker non-vote" results when a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter (even though those shares may be entitled to vote on other matters).
The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, the Company's By-laws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation, or the Company's Articles of Incorporation, By-laws, or Board of Directors require a greater or different vote). There fore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions have the same effect as a vote against a matter and broker non-votes have no legal effect.

         As of the Record Date, the Company had 1,895,322 outstanding shares of Common Stock. Holders of the Common Stock are entitled to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. The Common Stock is the only class of the Company's securities which is entitled to vote on any matter submitted to a vote at the Annual Meeting.

         Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are made, such shares will, except as provided in the second paragraph of this Proxy Statement, be voted (i) for the election of the nominees for directors named in this Proxy Statement and (ii) for the ratification of the selection of Kaufman, Rossi & Company as the independent accountants for the Company for the year ended December 31, 1995. Returning a signed proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

         The Company will pay the entire cost of soliciting proxies for the Annual Meeting. Solicitation of proxies may be made through personal visits or telephone calls to stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.


                             ELECTION OF DIRECTORS

         Effective on the date of 1996 Annual Meeting of Stockholders, the Board of Directors has voted to increase the number of directors from four to five. Accordingly, the Board of Directors has nominated five directors for election to serve until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The nominees for election to the Board of Directors by the holders of Common Stock are:

                               Michael J. Spector
                              Margaret D. Spector
                               Blas R. Ferraiuoli
                               Frederick D. Moss
                                Michael A. Rubin

         The Board of Directors recommends that stockholders vote FOR the election of the five nominees listed above. Michael J. Spector and Margaret D. Spector (the "Spectors") jointly own a majority of the outstanding shares of Common Stock. As a result, the Spectors have sufficient votes to elect all of the nominees to the Company's Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote for each of the nominees listed above.

         Once a quorum is present, the directors must be elected by the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy. Abstentions and broker non-votes will not have an effect on the election of directors of the Company. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented thereby in favor of such nominees. In addition, though management does not anticipate that any of the persons named above will be unable, or will decline, to serve, if any of the persons named above is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

INFORMATION CONCERNING NOMINEES FOR ELECTION

         The following table sets forth information with respect to each nominee for election to the Board of Directors. The business experience of each individual is set forth in the paragraphs following the table.

                                      Age at                         Position                      Director
           Nominee                 June 1, 1995                    with Company                     Since
           -------                 ------------                    ------------                     -----
Michael J. Spector                      48             Chairman, President, Chief Executive          1981
                                                               Officer and Director
Margaret D. Spector                     43                    Secretary and Director                 1981
Blas R. Ferraiuoli                      50                           Director                        1988
Frederick Moss                          66                           Director                        1990
Michael A. Rubin                        53                     Nominee for Director                   _


         MR. SPECTOR currently serves as the President and a director of the Company. He has held these positions since the organization of the Company in 1981. His wife, Margaret D. Spector, is Secretary and a director of the Company.

         MRS. SPECTOR currently serves as the Secretary and a director of the Company. She has held these positions since the organization of the Company in 1981. Since July 1993, Mrs. Spector has been responsible for the Company's Italian terracotta business.

         MR. FERRAIUOLI was elected a director of the Company in 1988 and continues to hold that position. He has had his own law practice since June 1994. Mr. Ferraiuoli was a partner in the law firm of Axtmayer Adsuar Muniz & Goyco, San Juan, Puerto Rico from

March 1994 to June 1994, and prior to March 1994, was a partner in the law firm of Goldman Antonetti Cordova & Axtmayer, San Juan, Puerto Rico since 1982. Mr. Ferraiuoli practices civil, corporate and administrative law and has provided legal services to the Company since 1987.

         MR. MOSS was elected a director of the Company in 1988 and continues to hold that position. Since 1986, he has been an independent financial consultant in New York City. He has also served as the Chairman of the Board of Trustees of the Cincinnati Stock Exchange since 1988.

         MR. RUBIN has been nominated to fill the additional Board seat created effective with the 1996 Annual Meeting of Stockholders. Mr. Rubin is an attorney engaged in private practice. He has been a partner in the law firm of Michael A. Rubin, P.A., Coral Gables, Florida, for more than the past five years.

COMPENSATION OF DIRECTORS

         The directors of the Company who are not employees of the Company are paid a quarterly retainer fee of $1,000 and an additional fee of $1,000 for each meeting of the board (or committee thereof) attended, plus any travel and out-of-pocket expenses incurred in connection with the performance of their duties. No separate fees are paid for committee meetings attended on the same day as a Board meeting. The directors of the Company who are employed by the Company do not receive additional compensation for serving as directors. The Company also provides directors liability insurance for its directors.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

         The Board of Directors held three meetings during 1994. Each of the members of the Board of Directors attended all of the Board meetings and meetings held by all Committees on which he served during such period. The Company has an audit committee which reviews the results of the Company's audits and selects the Company's accountants. This committee held one meeting during 1994. The current members of the audit committee are Frederick D. Moss and Blas Ferraiuoli. The Company also has a Compensation Committee which is responsible for the development and administration of the Company's compensation program. The Compensation Committee held one meeting during 1994. The members of the Compensation Committee are Messrs. Ferraiuoli, Moss and Spector. Presently, the Company's Board of Directors has no standing nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Spector, Ferraiuoli and Moss, who with the exception of Mr. Spector, are non-employee directors of the Company. During 1994, none of the executive officers of the Company has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as compensation committee member or director of the Company. Mr. Ferraiuoli, who is a director of the Company, and has had his own law practice since June 1994, was engaged during 1994 for various legal services. Prior to June 1994, Mr. Ferraiuoli was a partner in the law firm of Goldman Antonetti Cordova & Axtmayer from January 1994 to March 1994 and a partner in the law prior of Axtmayer Adsuar Muniz & Goyco from March 1994 to June 1994, two of a number of firms engaged to render legal services to the Company. Also, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of certain transactions between the Company and Mr. Spector.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of June 14, 1995 the number of shares of Common Stock of the Company owned beneficially by the following persons and the percentage of all shares outstanding represented by such ownership: (a) each director, nominee for director and executive officer of the Company; (b) all executive officers and directors of the Company as a group; and (c) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole investment and voting power.

                                                                                   Amount and Nature
                                          Name of                                    of Beneficial            Percent
                                     Beneficial Owner                                  Ownership             of Class
                                     ----------------                                  ---------             --------
              Directors, Nominees and Management
              ----------------------------------

                Michael J. Spector  . . . . . . . . . . . . . . . . . . . .           1,213,182(1)             63.4%

                Margaret D. Spector . . . . . . . . . . . . . . . . . . . .           1,213,182(1)             63.4%

                Frederick D. Moss   . . . . . . . . . . . . . . . . . . . .               3,500(2)               (3)

                Blas Ferraiuoli . . . . . . . . . . . . . . . . . . . . . .               7,000(2)               (3)

                Michael A. Rubin  . . . . . . . . . . . . . . . . . . . . .               1,000                  (3)

                All directors, nominees and
                  executive officers as a group,
                  consisting of nine persons,
                  including those named above . . . . . . . . . . . . . . .           1,239,922(4)             64.5%

              Other Principal Holders
              -----------------------

                J. Morton Davis . . . . . . . . . . . . . . . . . . . . . .             189,149(5)              9.9%
                D.H. Blair Holdings, Inc.
                D.H. Blair Investment Banking Corp.
                44 Wall Street
                New York, New York  10005
              --------------------

                 (1) Includes 263,900 shares owned directly by Mr. Spector, 658,094 shares owned jointly with Mrs. Spector and 271,188 shares owned directly by Mrs. Spector. Also, includes stock options to acquire 15,000 and 5,000 shares held by Mr. Spector and Mrs. Spector, respectively. The Spectors share voting and investment power over the shares owned by each other.

                 (2) Includes 1,000 shares issuable upon exercise of stock options exercisable on or within 60 days of June 14, 1995.

                 (3)   Represents less than 1%.

                 (4) Includes 26,200 shares issuable upon exercise of stock options exercisable on or within 60 days of June 14, 1995.

                 (5) This amount consists of 189,149 shares held in the name of D.H. Blair Investment Banking Corp., a registered broker-dealer which is wholly-owned by D.H. Blair Holdings, Inc., which in turn is wholly-owned by J. Morton Davis. This amount is based upon a Schedule 13G dated February 9, 1995 filed with the Securities and Exchange Commission. According to the Schedule 13G, Mr. Davis shares the power to vote and dispose all 189,149 shares of Common Stock reported with the Boards of Directors of Blair Investment and Blair Holdings.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the executive officers of the Company as of June 1, 1995.

                           Name (Age)                    Positions with the Company
                           ----------                    --------------------------
         Michael J. Spector (48)                         Chairman, President, Chief Executive Officer and
                                                         Director
         Margaret D. Spector (43)                        Secretary and Director
         Guillermo Fradera (44)                          Vice President and General Manager of Miami
                                                         Operations
         Alfonso Ortega (41)                             Vice President, Treasurer and Chief Financial
                                                         Officer
         Rene Llerandi (34)                              Vice President - Marketing
         Luis Torres (35)                                Vice President - Production


         Officers serve at the discretion of the Board of Directors. All of the executive officers of the Company except Margaret D. Spector devote their full time to the operations of the Company.

BACKGROUND OF EXECUTIVE OFFICERS

         Set forth below is a summary of the background of each person who was an executive officer of the Company as of June 1, 1995, other than executive officers who also serve as directors.

         MR. FRADERA currently serves as the Vice President and General Manager of the Company's Miami operations. He has held these positions since December 1989. He joined the Company in 1984 and served as Vice President for Corporate Development from 1987 to 1989.

         MR. ORTEGA currently serves as the Vice President, Treasurer and Chief Financial Officer of the Company. He has held this position since January 1993. From 1989 to January 1993, Mr. Ortega was an audit manager for the accounting firm of Vila Del Corral & Company, the Company's accountants in Puerto Rico for the year ended December 31, 1992.

         MR. LLERANDI currently serves as Vice President of Marketing. He has held this position since April 1, 1993. He joined the Company in 1988 as a sales representative for Margo Farms Del Caribe, Inc.

         MR. TORRES currently serves as Vice President of Production. He has held this position since April 1, 1993. He joined the Company in 1990 as production manager of Margo Farms Del Caribe,

Inc. From 1987 to 1990, he was general manager of RICO Plants, Inc. in Puerto Rico.


EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company has a Compensation Committee which is principally responsible for the development and administration of the Company's compensation program.

         The Company's executive compensation program is designed to retain experienced management and to link corporate performance and returns to shareholders. To this end, the Company has developed a compensation strategy that ties a portion of executive compensation to the Company's performance and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through the use of stock options linked to stock performance.

         The key elements of the Company's executive compensation consist of base salary, an annual bonus and the grant of stock options. The Company's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Michael J. Spector, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including insurance and other benefits, as well as the programs described below.

BASE SALARIES

         Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in similar industries and markets.

         Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. Non-financial performance measures are also considered. These include increase in market share, efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

         With respect to the base salary of Mr. Spector, the Compensation Committee has taken into account a comparison of base salaries of chief executive officers of similar companies, the performance of the Company's common stock and an assessment of Mr. Spector's individual performance. Other factors that have and will be taken into account are the longevity of Mr. Spector's service to the Company and its belief that Mr. Spector is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Spector has not received an increase in his base salary since 1990.

ANNUAL BONUS

         The Company's executive officers are eligible for an annual bonus based on the Company's profitability and return on equity, among others. All executive bonuses are recommended by the Compensation Committee and must be approved by the full Board of Directors.

         During 1994, as for prior years, bonuses for all executives, including Mr. Spector, have been determined principally on a general evaluation of the performance of the Company as a whole. Based on the results of this evaluation, the executive officers are paid an annual bonus based on a percentage of their annual salary. The percentage used for 1994 was [8.5%]. The Committee intends to evolve the Company's bonus system to one where more specific performance measures are established at the beginning of the year and bonuses would be tied to meeting these goals.

STOCK OPTIONS

         Under the Company's 1998 Stock Benefits Plan, which was approved by shareholders, stock options are granted to the Company's executive officers. Stock options are designed to align the interests of executives with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and vest over five years. This approach is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

         Grants of options are made by the Compensation Committee based on guidelines tied to the Company's performance. The Committee may decide not to grant options in the event of poor corporate performance.

CONCLUSION

         Through the programs described above, a portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation.

                                         COMPENSATION COMMITTEE
                                      OF THE BOARD OF DIRECTORS


                                             Blas R. Ferraiuoli
                                              Frederick D. Moss
                                             Michael J. Spector


         The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EMPLOYMENT CONTRACTS

         The Company does not have any employment contracts with its executive officers. However, the Company has entered into a consulting agreement with Douglas Pennock, who acts as the general manager of the Company's Puerto Rico landscaping division. Under his consulting agreement, Mr. Pennock receives a weekly fee of $1,481 plus health insurance and automobile expenses.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer for services rendered in all capacities during the fiscal years ended December 31, 1994, 1993 and 1992. No other executive officer of the Company received total annual salary and bonus exceeding $100,000 during 1994.

                               NAME AND                                                                 OTHER ANNUAL
                          PRINCIPAL POSITION                         ANNUAL COMPENSATION                COMPENSATION
                          ------------------               ---------------------------------------      ------------
                                                                        Salary           BONUS
                                                                        ------           -----
              Michael J. Spector                           1994:       $160,000         $13,600               $    0
              Chairman, President, Chief Executive         1993:        160,000          13,600                    0
              Officer and Director                         1992:        279,000(1)      400,000(2)             4,052

              ____________________
              (1) Mr. Spector was entitled to receive a salary of $160,000 in 1990, 1991 and 1992. However, the Company
                       only paid Mr. Spector $146,000 of this amount in 1990, and $55,000 of this amount in 1991. The Company paid the balance in 1992.
              (2) During 1992, the Company paid special bonuses to management in connection with the Company's settlement with E.I. du Pont de Nemours & Co.



GRANT OF STOCK OPTIONS

         No stock options were granted during the year ended December 31, 1994.

OPTIONS EXERCISED DURING 1994 AND OPTION VALUES AT DECEMBER 31, 1994

         The following table sets forth information on stock option exercised during the year ended December 31, 1994 and outstanding options held by the Company's chief executive officer and their value at December 31, 1994. Value is calculated as the difference between the bid price of the Common Stock and the exercise price at the exercise date or at the end of the year.



                                      Shares           Value               NUMBER OF
                   Name            Acquired on        Realized            UNEXERCISED                   VALUE OF
                   ----            -----------        --------             OPTIONS AT                 UNEXERCISED
                                     Exercise                               12/31/94                  IN-THE-MONEY
                                     --------                               --------                   OPTIONS AT
                                                                                                      12/31/94(2)
                                                                                                      -----------
                                                                   Exercisable  Unexercisable  Exercisable  Unexercisable
                                                                   -----------  -------------  -----------  -------------
            Michael J.                  __               __           4,000        16,000           __            __
            Spector(1)

            ____________________

            (1) Includes 5,000 options held by to Margaret D. Spector, the wife of Michael J. Spector.
            (2) Based on a bid price of $2.375 per share at December 30, 1994 and the exercise price of $3.16 for all unexercised options, none of the unexercised options were in the money as of December 31, 1994.

                               PERFORMANCE GRAPH

         The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock to that of the Center for Research in Securities Prices ("CRSP") Index for NASDAQ Stock Market (US Companies) and a Peer Group Index. The Peer Group Index consists of corporations engaged in the nursery business (Calloways Nursery Inc., Sunbelt Nursery Group and General Host Corp.). The Performance Graph assumes that $100 was invested on December 29, 1989 in each of the Company's Common Stock, the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the Peer Group Index and also assumes reinvestment of all dividends.

         Prior to August 23, 1991, the Company's Common Stock was quoted on the NASDAQ National Market System under the Symbol MRGO. On August 23, 1991, the Common Stock was deleted from the NASDAQ National Market System due to the Company's failure to meet the reporting requirements of the Securities Exchange Act of 1934. On March 18, 1993, the Common Stock resumed trading on the NASDAQ Small Capital market under the symbol MRGO. Since the Performance Graph does not cover periods during which the Company's Common Stock was not quoted on NASDAQ, the Performance Graph does not take into account a special $4.00 per share divided paid in February 1993 to the holders of the Company's Common Stock.

                                    (GRAPH)

                        Margo Nursery      Nasdaq Stock Market  Self-Determined
                         Farms, Inc.         (US Companies)        Peer Group
12/29/89                    100.0                 100.0              100.0
12/31/90                     72.2                  84.9              116.2
12/31/91                     69.4                 136.3              164.2
12/31/92                     69.4                 158.6              190.1
12/31/93                     89.3                 182.0              132.8
12/30/94                     50.8                 178.0               86.3

Companies in the Self-Determined Peer Group
      CALLOWAYS NURSERY INC.                      GENERAL HOST CORP
      SUNBELT NURSERY GROUP                       SUNBELT NURSERY GROUP INC.

NOTES:
      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
      D. The index level for all series was set to $100.00 on 12/29/89.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVANCES TO PRINCIPAL SHAREHOLDERS

      During 1992, the Company periodically made advances to the Spectors, who are officers, directors and the major shareholders of the Company on an interest free basis. These advances included payments on the Spectors' loans on the Puerto Rico nursery farm which the Company leases from them. See "Lease and Option to Purchase Puerto Rico Nursery Farm" below. These advances were repayable on demand. The Company also advanced the Spectors $950,000 on December 7, 1992. The amount of all advances to the Spectors was approximately $1,296,000 as of December 31, 1992, which was the largest amount outstanding during 1992. During February 1993, the Spectors paid approximately $1,180,000 and the outstanding principal amount was approximately $88,000 as of December 31, 1993. The remaining outstanding amount was paid in full during March 1994.

LEASE AND OPTION TO PURCHASE PUERTO RICO NURSERY FARM

      Effective January 1, 1993, the Company and the Spectors entered into a lease agreement with respect to the Company's Puerto Rico nursery farm. The lease has an initial term of five years and may be renewed for one additional term of five years at the option of the Company. During the initial term of the lease, rent was set at $19,000 per month. During the renewal term, the rent increases to $24,000 per month. Additionally, the Company must pay all taxes on the property, maintain certain insurance coverages and otherwise maintain the property. The lease also contains an option which permits the Company to purchase the property at its appraised value at any time during the term of the lease. In consideration of the option, the Company must pay $1,000 per month.

      Effective January 1, 1994, the lease agreement was amended to include an additional 27-acre tract of land adjacent to the existing nursery facility for a five-year period. The rent for this additional tract is $1,750 per month. The lease for this additional tract does not include renewal or purchase options.

      During the year ended December 31, 1994, total lease payments amounted to $249,000. The Company also paid $12,000 during 1994 for the option to purchase the Puerto Rico nursery facility.

LEASE OF RESIDENCE

      In August 1990, the Company agreed to lease a residence located in Puerto Rico from a partnership whose partners include Michael J. Spector and Margaret
D. Spector. The lease has an initial term of five years and provides for payments of $2,000 per month for the first year of the lease and $2,500 per month for each of the remaining four years. The Company also pays utilities, taxes, insurance, maintenance and repairs on the residence. The lease may be renewed at a rent to be negotiated. During 1994, the Company paid $30,000 in rent and approximately $10,000 in expenses under the lease. The Company utilizes the residence to house employees, including employees traveling from Miami, as well as off-island customers.

LOAN GUARANTEES

      In December 1988, the Company guaranteed $400,000 in loans made by the Company's principal bank to Michael J. Spector. The balance of the loan has been reduced to approximately $230,000. The principal lender has commenced litigation against Mr. Spector, but not the Company, to collect this amount.

      In March 1990, Mr. Spector agreed to personally guarantee up to $500,000 of principal due to the Company's principal bank. The Company and Mr. Spector are involved in litigation with the Company's principal lender.

ACQUISITION AND SALE OF CARIPLANT

      On March 17, 1993, the Company exercised its option to acquire 96% of the outstanding capital stock of Cariplant, S.A. ("Cariplant") (the "Cariplant Option"). At that time, the Company already owned the other 4% of the capital stock of Cariplant. As a result of this transaction, the Company became the sole shareholder of Cariplant.

      The Company's exercise of the Cariplant Option was the culmination of a series of transactions between the Company and Cariplant which began in December 1988. At that time, the Company entered into several agreements with the shareholders of Cariplant which granted the Company the right to manage and operate Cariplant. These agreements gave the Company effective control over all aspects of Cariplant's operations. Due to the terms of these agreements, the Company treated this arrangement as a purchase for accounting purposes.
The Company's consolidated financial statements therefore reflect the financial position and results of operations and cash flow of Cariplant since April 1, 1989.

      Under the Cariplant Option, the Company had the right to acquire all of the outstanding capital stock of Cariplant for an aggregate price of $700,000. In 1989, the Company acquired approximately 4% of the capital stock of Cariplant for a price of $29,000, which reduced the purchase price for the remaining stock to $671,000. The Cariplant Option was scheduled to expire on March 31, 1993.

      Upon the exercise of the Option, the Company paid the purchase price of $671,000 in cash to the shareholders of Cariplant. The Company also paid an additional $35,000 due to the Cariplant shareholders under a management agreement, $33,000 to one of the Cariplant shareholders to reimburse him for paying one of Cariplant's debts, and $10,000 to one of Cariplant's shareholders to acquire a radio tower for Cariplant. The shareholders of Cariplant were Oscar E. Coen-Carreras, Byron J. Smalley, Isabel
A. Demoya, Evette Goslin, Oscar L. Coen-Garcia and Sarah J. Coen-Garcia. None of the shareholders were affiliated with the Company except for Byron J. Smalley, the general manager of Cariplant. As part of this purchase, the Company paid $184,000 to Mr. Smalley as one of the shareholders of Cariplant.

      At the closing of the acquisition, Michael J. Spector, the Company's President, received $175,000 from two of the shareholders of Cariplant as repayment of loans which he had previously made to them.

      On March 29, 1993, the Company sold all of the outstanding capital stock of Cariplant to Altec, a company controlled by Byron J. Smalley. Prior to the acquisition, Altec had managed Cariplant on behalf of the Company. The total consideration for the Cariplant stock was $2,723,000, consisting of a promissory note in the amount of $1,015,000, plus the forgiveness of $1,842,000 owed by the Company to Cariplant, less the assumption by the Company of a mortgage loan of Cariplant in the amount of $84,000. The promissory note was payable in 180 equal monthly payments of $9,648, based upon an interest rate of 8% per year. Altec's obligation to pay the note is secured by a pledge of the stock in Cariplant as well as the personal guarantee of Mr. Smalley. Altec has not made payments since October 1993 and is past due on its payments. In connection with the sale, the Company recognized a loss of $641,000, of which 600,000 was recognized in 1992. The loss represents the difference between the Company's carrying cost in Cariplant of $3,414,000, less the purchase price of $2,773,000.

      As of the date of this Proxy Statement, the Company is in the process of obtaining a mortgage on Cariplant's property and equipment, as well as negotiating a modification of the repayment terms of the outstanding principal balance of $996,962. While the Company believes that Altec will accept the modification, give the unfavorable collection experience since October 1993 and the difficulties of operating in the Dominican Republic, Company management decided to write down the carrying amount of the note to $316,000, representing the estimated value of Cariplant's plant and facilities. The write down amounting to $680,962 was charged to expense for the year ended December 31, 1994.

CERTAIN OTHER RELATIONSHIPS

      Blas Ferraiuoli, a director of the Company, was a partner in the law firms of Goldman Antonetti Cordova & Axtmayer and Axtmayer Adsuar Muniz & Goyco during 1994, two of a number of firms which the Company engaged for various legal services during 1994. In

June 1994, Mr. Ferraiuoli established his own law firm and the Company engaged Mr. Ferraiuoli's firm to perform legal services during 1994.

      From time to time, the firm of Michael A. Rubin, P.A., of which Michael
A. Rubin, a nominee for election as a director, has rendered legal services to the Company.


                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected the accounting firm of Kaufman, Rossin & Company to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to the fiscal year ending December 31, 1995. Kaufman, Rossin & Company has served as the Company's independent public accountants since 1991. The Board's selection for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting will constitute such ratification. The Board of Directors recommends that stockholders vote for such ratification.

      Kaufman, Rossin & Company is expected to have a representative present at the Annual Meeting. The representative is expected to be available to answer appropriate questions and will be given an opportunity, if he so desires, to make a statement.


                             SECTION 16 DISCLOSURE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Copies of these reports are also required to be supplied to the Company. Specific dates for filing these reports have been established by the SEC, and the Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any of these reports during the fiscal year ended December 31, 1994. Based solely on its review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied, except for any failures to file reported in the Company's proxy statement mailed to shareholders in connection with the 1994 Annual Meeting of Stockholders.

                             STOCKHOLDER PROPOSALS

      Any proposal that a stockholder wishes to present for consideration at the 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than February 19, 1996. Proposals should be directed to the attention of the Secretary of the Company. At the present time, the Company contemplates that its next annual meeting will occur in June 1996.


                                 ANNUAL REPORT

      A copy of the Company's Annual Report to Shareholders containing the consolidated financial statements of the Company for the fiscal year ended December 31, 1994 is being mailed to each stockholder together with this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.


                                 OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the Annual Meeting other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matter.


By Order of the Board of Directors


Margaret D. Spector
Secretary

Vega Alta, Puerto Rico
June 16, 1995

                                                                APPENDIX A

                          MARGO NURSERY FARMS, INC.

                     PROXY-ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Michael J. Spector and Alfonso Ortega, and each of them severally, as proxies, with full power of substitution, to vote on behalf of the undersigned all of the shares of the Common Stock of MARGO NURSERY FARMS, INC., a Florida corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Dorado Beach Hotel, Route 639, Dorado, Puerto Rico, on Friday, July 14, 1995 at 10:00 a.m. (local time), and at any adjournment or postponement thereof, upon the following matters:

                (1) To elect five directors:
                (2) To ratify the appointment of the Company's independent auditors; and
                (3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        THE SHARES REPRESENTED BY THIS PORXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



PROPOSAL (1) Election of Directors.     THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS ARE:
     FOR             WITHHOLD
ALL NOMINEES         AUTHORITY          NOMINEES: Blas R. Ferraiuoll, Frederick D. Moss, Michael A. Rubin, Margaret D. Spector,
   LISTED        FOR ALL NOMINEES                 Michael J. Spector
    / /                / /
                                        INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the line immediately below.

                                        --------------------------------------------------------------------------------------------

PROPOSAL (2) Ratification of appointment                                        PROPOSAL (3) In the discretion of such proxies, upon
of Kaufman, Rossin & Co. as Independent                                         such other matters as may properly come before the
auditors of the Company.                                                        annual meeting or any adjournment or postponement
                                                                                thereof.
    FOR        AGAINST     ABSTAIN
    / /          / /        / /


                                                                                DATED: ____________________________________________

                                                                                ___________________________________________________
                                                                                                 Signature of Stockholder
                                                                                ___________________________________________________
                                                                                                 Signature of Stockholder

                                                                                WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                                                                SUCH.  JOINT OWNERS SHOULD BOTH SIGN.  PLEASE BE
                                                                                SURE TO DATE THE PROXY AND RETURN THE SAME PROMPTLY.
                "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"